                                                                     Exhibit 3.2

                                    BYLAWS
                                      OF
                              KOHL'S CORPORATION

                               TABLE OF CONTENTS


                                  ARTICLE I.
                               OFFICES; RECORDS

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                                                                                                       Page
                                                                                                       ----
1.01     Principal and Business Offices............................................................    1
1.02     Registered Office.........................................................................    1
1.03     Corporate Records.........................................................................    1

                                          ARTICLE II.
                                         SHAREHOLDERS

2.01     Annual Meeting............................................................................    1
2.02     Special Meetings..........................................................................    2
2.03     Place of Meeting..........................................................................    4
2.04     Notices to Shareholders...................................................................    5
         (a)  Required Notice......................................................................    5
         (b)  Adjourned Meeting....................................................................    5
         (c)  Waiver of Notice.....................................................................    5
         (d)  Contents of Notice...................................................................    5
         (e)  Fundamental Transactions.............................................................    5
2.05     Fixing of Record Date.....................................................................    5
         (a) Meetings..............................................................................    5
         (b)  Distributions........................................................................    5
2.06     Shareholder List..........................................................................    6
2.07     Quorum....................................................................................    6
2.08     Conduct of Meetings.......................................................................    6
2.09     Proxies...................................................................................    6
2.10     Voting of Shares..........................................................................    6
2.11     No Nominee Procedures.....................................................................    6

                                          ARTICLE III.
                                      BOARD OF DIRECTORS

3.01     General Powers............................................................................    7
3.02     Resignations and Qualifications...........................................................    7
3.03     Regular Meetings..........................................................................    7
3.04     Special Meetings..........................................................................    7
3.05     Meetings By Telephone or Other Communication Technology...................................    7
3.06     Notice of Meetings........................................................................    7
3.07     Quorum....................................................................................    7
3.08     Manner of Acting..........................................................................    7
3.09     Conduct of Meetings.......................................................................    7
3.10     Vacancies.................................................................................    8
3.11     Compensation..............................................................................    8

3.12     Presumption of Assent.....................................................................    8
3.13     Committees................................................................................    8

                                          ARTICLE IV.
                                           OFFICERS

4.01     Appointment...............................................................................    8
4.02     Resignation and Removal...................................................................    8
4.03     Chairman of the Board.....................................................................    9
4.04     Vice Chairman.............................................................................    9
4.05     Chief Executive Officer...................................................................    9
4.06     President.................................................................................    9
4.07     Chief Operating Officer...................................................................    9
4.08     Shared Duties of Chairman of the Board, Vice Chairman, Chief Executive Officer and
         President.................................................................................    9
4.09     Vice Presidents...........................................................................    9
4.10     Secretary.................................................................................   10
4.11     Treasurer.................................................................................   10
4.12     Assistants and Acting Officers............................................................   10
4.13     Salaries..................................................................................   10

                                          ARTICLE V.
                          CERTIFICATES FOR SHARES AND THEIR TRANSFER

5.01     Certificates for Shares...................................................................   10
5.02     Signature by Former Officer, Transfer Agent or Registrar..................................   10
5.03     Transfer of Shares........................................................................   10
5.04     Restrictions on Transfer..................................................................   11
5.05     Lost, Destroyed or Stolen Certificates....................................................   11
5.06     Consideration for Shares..................................................................   11
5.07     Stock Regulations.........................................................................   11

                                          ARTICLE VI.
                                       WAIVER OF NOTICE

6.01     Shareholder Written Waiver................................................................   11
6.02     Shareholder Waiver by Attendance..........................................................   11
6.03     Director Written Waiver...................................................................   11
6.04     Director Waiver by Attendance.............................................................   11

                                          ARTICLE VII.
                                   ACTION WITHOUT MEETINGS

7.01     Director Action Without Meeting...........................................................   12

                                          ARTICLE VIII.
                                        INDEMNIFICATION

8.01     Indemnification for Successful Defense....................................................   12
8.02     Other Indemnification.....................................................................   12
8.03     Written Request...........................................................................   12
8.04     Nonduplication............................................................................   12
8.05     Determination of Right to Indemnification.................................................   12
8.06     Advance of Expenses.......................................................................   13
8.07     Nonexclusivity............................................................................   13

8.08     Court-Ordered Indemnification.............................................................   14
8.09     Indemnification and Allowance of Expenses of Employees and Agents.........................   14
8.10     Insurance.................................................................................   14
8.11     Securities Law Claims.....................................................................   14
8.12     Liberal Construction......................................................................   15
8.13     Definitions Applicable to this Article....................................................   15

                                          ARTICLE IX.
                                            SEAL

9.01     Seal......................................................................................   16

                                          ARTICLE X.
                                          AMENDMENTS

10.01    By Shareholders...........................................................................   16
10.02    By Directors..............................................................................   16
10.03    Implied Amendments........................................................................   16

                                    BYLAWS
                                      OF
                              KOHL'S CORPORATION

                                  ARTICLE I.

                               OFFICES; RECORDS

     1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin. The address of the registered office may be changed from time to time by any officer or by the registered agent. The office of the registered agent of the corporation shall be identical to such registered office.

     1.03. Corporate Records . The following documents and records shall be kept at the corporation's principal office or at such other reasonable location as may be specified by the corporation:

         (a) Minutes of shareholders' and Board of Directors' meetings and any written notices thereof.
         (b) Records of actions taken by the shareholders or directors without a meeting.
         (c) Records of actions taken by committees of the Board of Directors.
         (d) Accounting records.
         (e) Records of its shareholders.
         (f) Current Bylaws.
         (g) Written waivers of notice by shareholders or directors (if any).
         (h) Written consents by shareholders or directors for actions without a meeting (if any).
         (i) Voting trust agreements (if any).
         (j) Stock transfer agreements to which the corporation is a party or of which it has notice (if any).


                                  ARTICLE II.
                                 SHAREHOLDERS

     2.01. Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors is not held on the day fixed as herein provided for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as may be convenient.

     At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (b) otherwise brought before the meeting by or at the direction of the Board of Directors; or (c) brought before the meeting by a shareholder pursuant to this Section 2.01. Any business brought by a shareholder must be a proper subject for action by shareholders under Wisconsin law.

     Only persons who are nominated in accordance with the procedures set forth in this Section 2.01 shall be eligible for election as directors, except as may otherwise be provided by the terms of the corporation's Articles of Incorporation with respect to the rights of holders of any series of Preferred Stock to elect directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the procedures set forth in this bylaw.

     For business to be properly brought before an annual meeting by a shareholder, and for nominations by shareholders for the election of directors, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. All notices given pursuant to this Section shall be in writing and must be received by the Secretary of the corporation not later than 120 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year; provided, however, that if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must be received by the later of (i) the date 90 days prior to the date of the annual meeting for which such proposal or nomination is made and
(ii) the date 10 Business Days after the first public announcement of the date of the annual meeting for which such proposal or nomination is made. Notwithstanding the foregoing, that to be timely for the 2000 Annual Meeting, a shareholder's notice must be received by the Secretary of the Corporation not later than February 25, 2000. All such notices shall include (i) a representation that the person sending the notice is a shareholder of record and will remain such through the Meeting Record Date (defined in Section 2.05); (ii) the name and address, as they appear on the corporation's books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the proposal is made; (iii) the class and number of the corporation's shares which are owned beneficially and of record by such shareholder and any such beneficial owner or owners; and (iv) a representation that such shareholder intends to appear in person or by proxy at such meeting to make the nomination or move the consideration of other business set forth in the notice. Notice as to proposals with respect to any business to be brought before the meeting other than election of directors shall also set forth the text of the proposal and may set forth any statement in support thereof that the shareholder wishes to bring to the attention of the corporation, and shall specify any material interest of such shareholder in such business. The person providing the notice shall also be required to provide such further information as may be requested by the corporation to comply with federal securities laws, rules and regulations. Notice as to nominations shall set forth the name(s) of the nominee(s), address and principal occupation or employment of each, a description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, the written consent of each nominee to serve as a director if so elected and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominee(s) of such shareholder.

     The chairman of the meeting shall refuse to acknowledge the nomination of any person or the consideration of any business not made in compliance with the foregoing procedures.

     For purposes of these Bylaws, "public announcement" shall mean disclosure in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in a press release reported by the Dow Jones News Service, Reuters Economic Services, Associated Press or comparable national news service. Notwithstanding the foregoing provisions of this Section 2.01, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.01. Nothing in this Section 2.01 shall be deemed to expand or limit the corporation's obligations under Rule 14a-8 under the Exchange Act.

     2.02. Special Meetings. (a) A special meeting of shareholders (a "Special Meeting") may be called only by the Board of Directors pursuant to a resolution adopted by the Board of Directors and shall be called by the Board of Directors upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

     (b) In order that the corporation may determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the "Demand Record Date"). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary of the corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within 30 days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within 30 days after the date on which such request is received by the Secretary, the Demand Record Date shall be the

30th day after the first day on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative) and shall set forth all information about each such shareholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a shareholder's notice described in Section 2.01. Any business proposed to be brought before the meeting must be a subject for which a special meeting must be called under Wisconsin law upon the demand of a 10% shareholder.

     (c) In order for a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such shareholder (or proxy or other representative), shall set forth the name and address, as they appear in the corporation's books, of each shareholder signing such demand and the class or series and number of shares of the corporation which are owned of record and beneficially by each such shareholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary not before and within 70 days after the Demand Record Date.


     (d) The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by paragraph
(c) of this Section 2.02, the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined herein), pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation's costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of this paragraph (d), the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall have the meaning assigned to such term in Rule 12b-2 promulgated under the Exchange Act.

          (ii)  "Participant" shall have the meaning assigned to such term in
     Item 4 of Schedule 14A promulgated under the Exchange Act.

          (iii) "Person" shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

          (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

          (vi) "Soliciting Shareholder" shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, any of the following
     Persons:

               (A) if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is 10 or fewer, each shareholder signing any such demand;

               (B) if the number of shareholders signing the demand or demands for a meeting delivered to the corporation pursuant to paragraph (c) of this Section 2.02 is more than 10, each Person who is or intends to be a Participant in a Solicitation in connection with the Special Meeting (other than a Solicitation of Proxies on behalf of the corporation); or

               (C) any Affiliate of a Soliciting Shareholder, if a majority of the directors then in office determine, in good faith, that such Affiliate should be required to sign the written notice described in paragraph (c) of this Section 2.02 and/or the written agreement described in this paragraph (d) in order to prevent the purposes of this Section 2.02 from being evaded.

     (e) Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by the Board of Directors. In the case of any Special Meeting called by the Board of Directors upon the demand of shareholders (a "Demand Special Meeting"), the date of the Demand Special Meeting shall be not more than 70 days after the Meeting Record Date (as defined in Section 2.05 of these Bylaws); provided that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within 30 days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, as well as the agreement described in paragraph (d), are delivered to the corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. (local time) on the 100th day after the Delivery Date or, if such 100th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting.

     (f) The corporation may engage independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) 5 Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph shall in any way be construed to limit the ability of the Board of Directors or any shareholder to contest the validity of any demand, whether during or after such 5 Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

     (g) Only business within the purpose described in the meeting notice given in accordance with Section 2.04 of these Bylaws may be conducted at a Special Meeting.

     (h) Only such business shall be conducted at a Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.02. If the chairman of the meeting shall determine that any business proposed to be brought before the Special Meeting was not properly brought in accordance with the procedures set forth in this Section 2.02, then the chairman shall so declare to the meeting and such business shall not be considered.

     (i) Notwithstanding the foregoing provisions of this Section 2.02, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.02. Nothing in this Section 2.02 shall be deemed to expand or limit the corporation's obligations under Rule 14a-8 under the Exchange Act.

     (j) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

     2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or any special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of the Board of Directors.

     2.04.  Notices to Shareholders.

     (a) Required Notice. The corporation shall provide written notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, not less than ten (10) days nor more than seventy (70) days before the date of the meeting (unless a different time is provided by law or the Articles of Incorporation), to each shareholder entitled to vote at such meeting or, for the fundamental transactions described in subsections (e)(l) to (4) below (for which the Wisconsin Business Corporation Law requires that notice be given to shareholders not entitled to vote), to all shareholders. If mailed, such notice is effective when deposited in the United States mail, and shall be addressed to the shareholder's address shown in the current record of shareholders of the corporation, with postage thereon prepaid. At least twenty (20) days' notice shall be provided if the purpose, or one of the purposes, of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law, or the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without goodwill, otherwise than in the usual and regular course of business.

     (b) Adjourned Meeting. Except as provided in the next sentence, if any shareholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are shareholders as of the new record date.

     (c)  Waiver of Notice.  A shareholder may waive notice in accordance with
Article VI of these Bylaws.

     (d) Contents of Notice. The notice of each Special Meeting shall include a description of the purpose or purposes for which the meeting is called. Except as otherwise provided in these Bylaws, in the Articles of Incorporation, or in the Wisconsin Business Corporation Law, the notice of an annual shareholder meeting need not include a description of the purpose or purposes for which the meeting is called.

     (e) Fundamental Transactions. If a purpose of any shareholder meeting is to consider either: (1) a proposed amendment to the Articles of Incorporation (including any restated articles); (2) a plan of merger or share exchange for which shareholder approval is required by law; (3) the sale, lease, exchange or other disposition of all or substantially all of the corporation's property, with or without goodwill, otherwise than in the usual and regular course of business; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and in cases (1), (2) and (3) above must be accompanied by, respectively, a copy or summary of the: (1) proposed articles of amendment or a copy of the restated articles that identifies any amendment or other change; (2) proposed plan of merger or share exchange; or (3) proposed transaction for disposition of all or substantially all of the corporation's property. If the proposed corporate action creates dissenters' rights, the notice must state that shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights, and must be accompanied by a copy of Sections 180.1301 to 180.1331 of the Wisconsin Business Corporation Law.

     2.05. Fixing of Record Date. (a) Meetings. The Board of Directors may fix in advance a date as the record date for any determination of shareholders entitled to notice of, and to vote at, a shareholders' meeting, such date in any case to be not more than seventy (70) days prior to the meeting (the "Meeting Record Date"). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date and except as otherwise required by law. A new record date must be set if a meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     (b) Distributions. The Board may also fix in advance a date as the record date for determining shareholders entitled to receive a dividend or distribution. If no record date is fixed for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation's shares), the close of business on the day on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

     2.06. Shareholder List. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to notice of such meeting, arranged by class or series of shares and showing the address of and the number of shares held by each shareholder. The shareholder list shall be available at the meeting and may be inspected by any shareholder or his or her agent or attorney at any time during the meeting or any adjournment. Any shareholder or his or her agent or attorney may inspect the shareholder list beginning two (2) business days after the notice of the meeting is given and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held and, subject to Section 180.1602(2)(b) 3 to 5 of the Wisconsin Business Corporation Law, may copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection hereunder. The original stock transfer books and nominee certificates on file with the corporation (if any) shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholder list or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07. Quorum. Except as otherwise provided in the Articles of Incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast by shares entitled to vote as a separate voting group on a matter, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter at a meeting of shareholders. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that meeting.

     2.08. Conduct of Meetings. The Chairman of the Board or, in his or her absence, any Officer or Director chosen by the Board of Directors shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. All proxy appointment forms shall be filed with the Secretary or other officer or agent of the corporation authorized to tabulate votes before or at the time of the meeting. Unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, a proxy appointment may be revoked at any time. The presence of a shareholder who has filed a proxy appointment shall not of itself constitute a revocation. No proxy appointment shall be valid after eleven months from the date of its execution, unless otherwise expressly provided in the appointment form. The Board of Directors shall have the power and authority to make rules that are not inconsistent with the Wisconsin Business Corporation Law as to the validity and sufficiency of proxy appointments.

     2.10.  Voting of Shares. Each outstanding share shall be entitled to one
(1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are enlarged, limited or denied by the Articles of Incorporation or the Wisconsin Business Corporation Law. Shares of this corporation owned directly or indirectly by another corporation are not entitled to vote if this corporation owns, directly or indirectly, sufficient shares to elect a majority of the directors of such other corporation. However, the prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

     2.11. No Nominee Procedures. The corporation has not established, and nothing in these Bylaws shall be deemed to establish, any procedure by which a beneficial owner of the corporation's shares that are registered in the name of a nominee is recognized by the corporation as the shareholder under Section
180.0723 of the Wisconsin Business Corporation Law.



                                  ARTICLE III.

                               BOARD OF DIRECTORS

     3.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.

     3.02. Resignations and Qualifications. A director may resign at any time by delivering a written resignation to the Board of Directors, to the Chairman of the Board, or to the corporation through the Secretary or otherwise. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

     3.03. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

     3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or any two (2) directors. Special meetings of any committee may be called by or at the request of the foregoing persons or the Chairman of the committee. The persons calling any special meeting of the Board of Directors or committee may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting called by them, and if no other place is fixed the place of meeting shall be the principal office of the corporation in the State of Wisconsin.

     3.05. Meetings By Telephone or Other Communication Technology. (a) Any or all directors may participate in a regular or special meeting or in a committee meeting of the Board of Directors by, or conduct the meeting through the use of, telephone or any other means of communication by which either: (i) all participating directors may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors.

     (b) If a meeting will be conducted through the use of any means described in paragraph (a), all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by any means described in paragraph (a) is deemed to be present in person at the meeting.

     3.06. Notice of Meetings. Except as otherwise provided in the Articles of Incorporation or the Wisconsin Business Corporation Law, notice of the date, time and place of any special meeting of the Board of Directors and of any special meeting of a committee of the Board shall be given orally or in writing to each director or committee member at least by the calendar day prior to the meeting. The notice need not describe the purpose of the meeting. Notice may be communicated in person, by telephone, telegraph, facsimile or other form of wire or wireless communication, or by mail or private carrier. Oral notice is effective when communicated to the director or to any person answering the director's business or home telephone, or when left on the director's answering machine or voice-mail system at home or place of business. Written notice is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the U.S. Mail, if mailed postpaid and correctly addressed;
(c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (d) at the time a facsimile transmission is completed, if sent by facsimile to the director's home or place of business.

     3.07. Quorum. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors specified in accordance with the Articles of Incorporation shall constitute a quorum of the Board of Directors. Except as otherwise provided by the Wisconsin Business Corporation Law, a majority of the number of directors appointed to serve on a committee shall constitute a quorum of the committee.

     3.08. Manner of Acting . Except as otherwise provided by the Wisconsin Business Corporation Law or the Articles of Incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

     3.09. Conduct of Meetings. The Chairman of the Board, or in his or her absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

     3.10. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in the manner provided in the Articles of Incorporation.

     3.11. Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

     3.12. Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless otherwise specified in Section 180.0824(4) of the Wisconsin Business Corporation Law. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     3.13. Committees. Unless the Articles of Incorporation otherwise provide, the Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one (1) or more committees, each committee to consist of two (2) or more directors as members, which to the extent provided in the resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, may exercise the authority of the Board of Directors, except that no committee may: (a) authorize distributions; (b) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees, except that the Board of Directors may provide by resolution that any vacancies on a committee shall be filled by the affirmative vote of a majority of the remaining committee members; (d) amend the Articles of Incorporation; (e) adopt, amend or repeal Bylaws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except within limits prescribed by the Board of Directors. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or the Chairman of such meeting. Each such committee shall fix its own rules (consistent with the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws) governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Unless otherwise provided by the Board of Directors in creating a committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.


                                  ARTICLE IV.
                                   OFFICERS

     4.01. Appointment. The principal officers may include a Chairman of the Board, a Vice Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Secretary, a Treasurer and such other officers if any, as may be deemed necessary by the Board of Directors, each of whom shall be appointed by the Board of Directors. The officers may also include one or more Vice Presidents who may be appointed and have such designations as are determined by or at the direction of the Board of Directors or the Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Chief Operating Officer. Any two or more offices may be held by the same person.

     4.02. Resignation and Removal. An officer shall hold office until he or she resigns, dies, is removed hereunder, or a different person is appointed to the office. An officer may resign at any time by delivering an appropriate written notice to the corporation. The resignation is effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. Any officer may be removed by the Board of Directors with or without cause and notwithstanding the contract rights, if any, of the person removed. The Chairman of the Board, Vice Chairman, Chief Executive Officer, President or Chief Operating Officer may also remove any of the other officers with or without cause and notwithstanding the contract rights, if any, of the person removed. Except as provided in the preceding sentence, the resignation or removal is subject to any remedies provided by any contract between the officer and the corporation or otherwise provided by law. Appointment shall not of itself create contract rights.

     4.03. Chairman of the Board. The Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him or her from time to time by the Board of Directors.

     4.04. Vice Chairman. The Vice Chairman shall advise and counsel with the Chief Executive Officer and shall be responsible for the administration and management of the areas of the business and affairs of the corporation assigned to him or her from time to time by the Board of Directors.

     4.05. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision and control of the business and affairs of the corporation and its officers. The Chief Executive Officer shall have the authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as the Chief Executive Officer deems necessary, prescribe their powers, duties and compensation, and delegate authority to them. Such agents and employees shall hold offices at the discretion of the Chief Executive Officer. In general, the Chief Executive Officer shall have all authority and perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors, Chairman of the Board or Vice Chairman from time to time.

     4.06. President. In the absence of the Chief Executive Officer or in the event of his death, inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers and duties of the Chief Executive Officer. In addition, the President shall be responsible for the administration and management of the areas of the business and affairs of the Corporation assigned to him from to time by the Board of Directors or the Chief Executive Officer.

     4.07. Chief Operating Officer. The Chief Operating Officer shall be the chief operating officer of the corporation. He shall supervise the day to day operations of the corporation's business, manage the administrative and operating affairs of the corporation, and direct and assign duties to those officers and agents of the corporation who are engaged in the administrative and operating affairs of the corporation. He shall have the authority, subject to such rules, directions or orders as may be prescribed by the Chief Executive Officer or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the corporation as he shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them. The Chief Operating Officer shall perform such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors.

     4.08. Shared Duties of Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer. The Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer are each severally authorized to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or directed by the Board of Directors, the Chairman of the Board, Vice Chairman, Chief Executive Officer, President and Chief Operating Officer may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead.

     4.09. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order designated at the time of their election, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the corporation. Any Vice President shall have charge of such divisions or departments of the corporation and perform such other duties and have such authority as are incident to the office of Vice President or as may be delegated or assigned from time to time by the Board of Directors, the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President or the Chief Operating Officer. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act and to execute such instrument.

     4.10. Secretary. The Secretary shall: (a) keep (or cause to be kept) regular minutes of all meetings of the shareholders, the Board of Directors and any committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors.

     4.11. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected by the corporation; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors.

     4.12. Assistants and Acting Officers. The Board of Directors and the Chief Executive Officer, President and Chief Operating Officer shall each have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, Chief Executive Officer, President or Chief Operating Officer.

     4.13. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation or a member of such committee.


                                   ARTICLE V.
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     5.01. Certificates for Shares. All shares of this corporation shall be represented by certificates. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed, either manually or in facsimile, by any one or more of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in
Section 5.05.

     5.02. Signature by Former Officer, Transfer Agent or Registrar. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate for shares has ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the corporation with the same effect as if that person were still an officer, transfer agent or registrar at the date of its issue.

     5.03. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the shareholder, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. The corporation may require reasonable assurance that all transfer endorsements are genuine and effective and in compliance with all regulations prescribed by or under the authority of the Board of Directors.

     5.04. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction upon the transfer of such shares imposed by the corporation.

     5.05. Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser; and (b) if required by the corporation, files with the corporation a sufficient indemnity bond; and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     5.06. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time and determined to be adequate by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration may consist of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable.

     5.07. Stock Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more registrars.


                                  ARTICLE VI.
                                WAIVER OF NOTICE

     6.01. Shareholder Written Waiver. A shareholder may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, shall contain the same information that would have been required in the notice under the Wisconsin Business Corporation Law except that the time and place of meeting need not be stated, and shall be delivered to the corporation for inclusion in the corporate records.

     6.02. Shareholder Waiver by Attendance. A shareholder's attendance at a meeting, in person or by proxy, waives objection to both of the following:

            (a) Lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting.

            (b) Consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     6.03. Director Written Waiver. A director may waive any notice required by the Wisconsin Business Corporation Law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation.

     6.04. Director Waiver by Attendance. A director's attendance at or participation in a meeting of the Board of Directors or any committee thereof waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE VII.
                            ACTION WITHOUT MEETINGS

     7.01. Director Action Without Meeting. Unless the Articles of Incorporation provide otherwise, action required or permitted by the Wisconsin Business Corporation Law to be taken at a Board of Directors meeting or committee meeting may be taken without a meeting if the action is taken by all members of the Board or committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the corporation. Action taken hereunder is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed hereunder has the effect of a unanimous vote taken at a meeting at which all directors or committee members were present, and may be described as such in any document.


                                 ARTICLE VIII.
                                INDEMNIFICATION

     8.01. Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 8.03, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation.

     8.02. Other Indemnification. (a) In cases not included under Section 8.01, the corporation shall indemnify a director or officer against all liabilities and expenses incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of the corporation, unless liability was incurred because the director or officer breached or failed to perform a duty he or she owes to the corporation and the breach or failure to perform constitutes any of the following:

            (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest.

            (2) A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful.

            (3) A transaction from which the director or officer derived an improper personal profit.

            (4)  Willful misconduct.

     (b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 8.05.

     (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this Section.

     8.03. Written Request. A director or officer who seeks indemnification under Sections 8.01 or 8.02 shall make a written request to the corporation.

     8.04. Nonduplication. The corporation shall not indemnify a director or officer under Sections 8.01 or 8.02 if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no duty to look to any other person for indemnification.

     8.05. Determination of Right to Indemnification. (a) Unless otherwise provided by the Articles of Incorporation or by written agreement between the director or officer and the corporation, the director or officer seeking indemnification under Section 8.02 shall select one of the following means for determining his or her right to indemnification:

            (1) By a majority vote of a quorum of the Board of Directors consisting of directors not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of two (2) or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

            (2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings.

            (3) By a panel of three (3) arbitrators consisting of one arbitrator selected by those directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the director or officer seeking indemnification and one arbitrator selected by the two (2) arbitrators previously selected.

            (4) By an affirmative vote of shares represented at a meeting of shareholders at which a quorum of the voting group entitled to vote thereon is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

            (5)  By a court under Section 8.08.

            (6) By any other method provided for in any additional right to indemnification permitted under Section 8.07.

     (b) In any determination under (a), the burden of proof is on the corporation to prove by clear and convincing evidence that indemnification under
Section 8.02 should not be allowed.

     (c) A written determination as to a director's or officer's indemnification under Section 8.02 shall be submitted to both the corporation and the director or officer within 60 days of the selection made under (a).

     (d) If it is determined that indemnification is required under Section 8.02, the corporation shall pay all liabilities and expenses not prohibited by
Section 8.04 within ten (10) days after receipt of the written determination under (c). The corporation shall also pay all expenses incurred by the director or officer in the determination process under (a).

     8.06. Advance of Expenses. Within ten (10) days after receipt of a written request by a director or officer who is a party to a proceeding, the corporation shall pay or reimburse his or her reasonable expenses as incurred if the director or officer provides the corporation with all of the following:

            (1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation.

            (2) A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 8.05 that indemnification under Section 8.02 is not required and that indemnification is not ordered by a court. The undertaking under this subsection shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be unsecured.

     8.07. Nonexclusivity. (a) Except as provided in (b), Sections 8.01, 8.02 and 8.06 do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

            (1)  The Articles of Incorporation.

            (2) A written agreement between the director or officer and the corporation.

            (3)  A resolution of the Board of Directors.

            (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.

     (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer, or permit a director or officer to retain any allowance of expenses unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owes to the corporation which constitutes conduct under
Section 8.02(a)(1), (2), (3) or (4). A director or officer who is a party to the same or related proceedings for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

     (c) Sections 8.01 to 8.14 do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances.

            (1)  As a witness in a proceeding to which he or she is not a party.

            (2) As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, director or officer of the corporation.

     8.08. Court-Ordered Indemnification. (a) Except as provided otherwise by written agreement between the director or officer and the corporation, a director or officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application shall be made for an initial determination by the court under Section 8.05(a)(5) or for review by the court of an adverse determination under Section 8.05(a)(l), (2), (3), (4) or (6).

     (b) If the court determines that the director or officer is entitled to indemnification, the corporation shall pay the director's or officer's expenses incurred to obtain the court-ordered indemnification.

     8.09. Indemnification and Allowance of Expenses of Employees and Agents. The corporation shall indemnify an employee of the corporation who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she was an employee of the corporation. In addition, the corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the Articles of Incorporation or these Bylaws, by general or specific action of the Board of Directors or by contract.

     8.10. Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 8.01, 8.02, 8.06,
8.07 and 8.09.

     8.11.  Securities Law Claims.

     (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 8.01 to 8.10.

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     (b)  Sections 8.01 to 8.10 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.

     8.12. Liberal Construction. In order for the corporation to obtain and retain qualified directors, officers and employees, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors, officers and, where Section 8.09 of these Bylaws applies, employees. The indemnification above provided for shall be granted in all applicable cases unless to do so would clearly contravene law, controlling precedent or public policy.

     8.13.  Definitions Applicable to this Article. For purposes of this
Article:

     (a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the corporation.

     (b) "Corporation" means this corporation and any domestic or foreign predecessor of this corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

     (c)  "Director or officer" means any of the following:

            (1) An individual who is or was a director or officer of this corporation.

            (2) An individual who, while a director or officer of this corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

            (3) An individual who, while a director or officer of this corporation, is or was serving an employee benefit plan because his or her duties to the corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

            (4) Unless the context requires otherwise, the estate or personal representative of a director or officer.

     For purposes of this Article, it shall be conclusively presumed that any director or officer serving as a director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the corporation.

     (d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

     (e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

     (f) "Party" includes an individual who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person.


                                  ARTICLE IX.
                                      SEAL

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     9.01.  Seal. The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."


                                   ARTICLE X.
                                   AMENDMENTS

     10.01. By Shareholders. These Bylaws may be amended or repealed and new Bylaws may be adopted by the shareholders.

     10.02. By Directors. Except as the Articles of Incorporation may otherwise provide, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by the vote provided in Section 3.08, but (a) no Bylaw adopted by the shareholders shall be amended, repealed or readopted by the Board of Directors if the Bylaw so adopted so provides and (b) a Bylaw adopted or amended by the shareholders that fixes a greater or lower quorum requirement or a greater voting requirement for the Board of Directors than otherwise is provided in the Wisconsin Business Corporation Law may not be amended or repealed by the Board of Directors unless the Bylaw expressly provides that it may be amended or repealed by a specified vote of the Board of Directors. Action by the Board of Directors to adopt or amend a Bylaw that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect, unless a different voting requirement is specified as provided by the preceding sentence. A Bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders or voting groups of shareholders than otherwise is provided in the Wisconsin Business Corporation Law may not be adopted, amended or repealed by the Board of Directors.

     10.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

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